SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

VERI-TEK INTERNATIONAL, CORP.

(Exact name of registrant as specified in its charter)

Michigan	001-32401	42-1628978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50120 Pontiac Trail, Wixom, MI 48393

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 560-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective March 1, 2006, Veri-Tek International, Corp. (the “Company”) Board of Directors approved the following officer appointment:

Donald Brown, Age 50, to President and Chief Operating Officer from Vice President of Business Development. Prior to joining the Company, Mr. Brown worked at Mercury Products and Services, LLC, a company he founded to provide strategic and operational support. Mr. Brown served as Vice President of the Automotive Division and President of the Latin American Operations for Fanuc Robotics North America. Mr. Brown holds a Bachelor in Business Administration from Western Michigan University.

On February 22, 2006, Christopher L. Morin submitted his resignation, effective February 24, 2006, as a Director of Veri-Tek International, Corp. (the “Company”) to pursue other opportunities.

On March 1, 2006, Todd Antenucci, submitted his resignation, as President of Veri-Tek International, Corp. (the “Company”) to pursue other opportunities. In connection with Mr. Antenucci’s departure, the Company and Mr. Antenucci have entered into a Settlement Agreement and Complete and Permanent Release, dated March 10, 2006 (the “Settlement Agreement and Complete and Permanent Release”), pursuant to which, among other things, the parties terminated Mr. Antenucci’s relationship with the Company, and the Company agreed to pay Mr. Antenucci severance payments equal to three months of his base salary through May 31, 2006, in the amount of approximately $64,000. The foregoing description of the Settlement Agreement and Complete and Permanent Release is qualified in its entirety by reference to the Settlement Agreement and Complete and Permanent Release included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	Veri-Tek International, Corp. Settlement Agreement and Complete and Permanent Release.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERI-TEK INTERNATIONAL, CORP.
a Michigan corporation
(Registrant)

Date: March 14, 2006	By:	/s/ Michael C. Azar
Michael C. Azar
General Counsel, Vice President and
Secretary

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